UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☒Definitive Additional Materials
☐Soliciting Material under § 240.14a-12

The Value Line Fund, Inc.
Value Line Income and Growth Fund, Inc.
Value Line Premier Growth Fund, Inc.
Value Line Larger Companies Fund, Inc.
Value Line Centurion Fund, Inc.
Value Line Core Bond Fund
Value Line Strategic Asset Management Trust
Value Line Small Cap Opportunities Fund, Inc.
Value Line Asset Allocation Fund, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒No fee required.
☐Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

1)           Title of each class of securities to which transaction applies:
________________________________________________________________________

2)           Aggregate number of securities to which transaction applies:
________________________________________________________________________

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

4)           Proposed maximum aggregate value of transaction:
________________________________________________________________________

5)           Total fee paid:
________________________________________________________________________

☐Fee paid previously with preliminary materials:

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount previously paid:
________________________________________________________________________

2)           Form, Schedule or Registration Statement No.:
________________________________________________________________________

3)           Filing Party:
________________________________________________________________________

4)           Date Filed:
________________________________________________________________________

 The Value Line Fund, Inc.
Value Line Income and Growth Fund, Inc.
Value Line Premier Growth Fund, Inc.
Value Line Larger Companies Fund, Inc.
Value Line Centurion Fund, Inc.
Value Line Core Bond Fund
Value Line Strategic Asset Management Trust
Value Line Small Cap Opportunities Fund, Inc.
Value Line Asset Allocation Fund, Inc.

January 13, 2014

Dear Fellow Shareholder,

On behalf of the Boards of the above Value Line mutual funds, I cordially invite you to attend a special meeting of shareholders. The meeting will be held at 10:00 a.m. (Eastern time) on March 4, 2014 at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, located at 7 World Trade Center, 250 Greenwich Street, New York, New York 10007.

The meeting is being held for the purpose of seeking shareholder approval of several proposals that have already been approved by your fund’s Board. As described further in the enclosed Proxy Statement, the proposals are to approve changes in, or the removal of, certain fundamental policies and to reclassify certain funds’ investment objectives and policies as non-fundamental. The proposals seek to update, standardize and streamline your fund’s fundamental policies to provide increased flexibility to adapt in a changing investment environment. Following this letter are “Questions & Answers” describing the proposals in more detail.

The Board (including all the independent directors/trustees) recommends that you vote “FOR” each Proposal.

If you do not expect to vote in person at the meeting, please cast your vote on the proxy card enclosed with the Proxy Statement and return the proxy card in the enclosed postage-paid envelope. You may also vote by touchtone phone or via the Internet as described in the Proxy Statement. Please do not delay in voting your proxy. When shareholders fail to return their proxies, additional expenses are incurred to pay for follow-up mailings and calls. Your vote is important to us regardless of the number of shares you own.

We thank you for your time in considering these important proposals and for your continuing investment in the Value Line mutual funds.

Very truly yours,

/s/ Mitchell E. Appel

Mitchell E. Appel, President

QUESTIONS AND ANSWERS:

Who gets to vote?

Any person who owned shares of one or more of the funds on the “record date,” which is December 27, 2013, even if that person later redeemed those shares.

Why am I being asked to vote?

Mutual funds are required to obtain their shareholders’ approval for certain types of changes, including changes to a fund’s investment policies or objectives that are deemed fundamental.

What Proposals am I being asked to vote on?

You are being asked to approve changes in, or the removal of, certain fundamental investment policies of your fund, and to reclassify certain investment objectives and policies as non-fundamental.

Has my fund's Board approved the Proposals?

Yes. The Board unanimously approved the proposals and recommends that you vote to approve each proposal at the Meeting.

Why is the Board recommending the Proposals?

The Board, together with the fund management and counsel, thoroughly analyzed the funds’ investment restrictions. Based on that analysis and after careful consideration, the Board recommends that shareholders approve the proposals in order to increase your fund’s flexibility to pursue its investment objective and to better adapt to a changing investment environment. Currently, many of the funds’ fundamental investment policies are either more restrictive than is required under current law, or no longer required by law due to changes in state and federal securities regulation over time. The funds’ outdated policies put them at a competitive disadvantage to other funds with modernized policies that tend to be written more broadly and cover only those activities that legally must be subject to a fundamental policy. Funds with such modernized policies can respond to market developments more quickly and inexpensively by seeking only board approval (and not also shareholder approval) to revise investment policies.

The Board also recommends that shareholders vote in favor of the proposals in order to simplify and standardize the funds’ fundamental investment policies. This should allow the funds and their service providers to more efficiently and more easily monitor portfolio compliance.

If the Proposals are approved, will the manner in which my fund is currently managed change?

If the proposals are approved, the funds will have greater flexibility in the future to revise their investment policies, without obtaining shareholder approval, if the Board believes such revision is in the shareholders’ best interests. At present, however, the funds’ investment adviser has informed the Board that approval of the proposals, either individually or in the aggregate, will not result in a material change in the current level of investment risk associated with an investment in any fund, and will not materially change the manner in which any fund is currently managed and operated. The investment adviser has informed the Board that it currently intends to invest, from time to time, a portion of your fund’s assets in other investment companies if shareholders of your fund approve eliminating the fundamental policy against investing in investment companies. However, this would not be a principal investment strategy of your fund. In the future, the Board may make additional changes to the way a fund is managed to take advantage of the increased flexibility, and the fund will make the necessary disclosures to shareholders, including amending its prospectus and statement of additional information, as appropriate.

How do I cast my vote other than in person at the Meeting?

For your convenience, you may vote in any of the following three simple ways:

Internet – Simply log-on to the website address located on your proxy card. You will need the control number found on the proxy card at the time you execute your vote.

Touchtone Phone – Simply dial the toll-free number on the enclosed proxy card and follow the automated instructions. Please have the proxy card available at the time of the call.

Mail – Simply sign, date, and complete the reverse side of the proxy card and return them in the postage-paid envelope provided.

If I only have a few shares, why should I bother to vote?

Your vote makes a difference. If many shareholders choose not to vote, your fund may not receive enough votes to reach a quorum in order to conduct its meeting. If that appears likely to happen, your fund will have to send additional mailings to shareholders to try to get more votes – a process that would be very costly.

What is the deadline for submitting my vote?

We encourage you to vote as soon as possible to make sure that your fund receives enough votes to act on the proposal. The final opportunity to cast your vote is at the meeting.

Who do I call if I have questions?

If you have any questions regarding the proposal or need assistance in completing your proxy card or casting your vote by the live operator, the touchtone phone process or via the Internet, please call Boston Financial Data Services, Inc., a professional proxy solicitation firm that has been engaged to assist shareholders in the voting process, at 1-855-520-7715 (toll-free). Representatives are available Monday through Friday, 8:00 a.m. - 6:00 p.m. (Eastern time), and Saturday, 10:00 a.m.- 6:00 p.m. (Eastern time).